UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2017

CBOE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34774	20-5446972
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 South LaSalle Street
Chicago, Illinois	60605
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 786-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K originally filed by CBOE Holdings, Inc. (“CBOE Holdings”) on February 28, 2017 (the “Original Report”).  CBOE Holdings is filing this Form 8-K/A solely to update the amount of the “Cash Election Consideration” reported in Item 2.01 of the Original Report.  As a result of the fact that certain shares of Bats Common Stock (as defined in the Original Report) for which an election subject to guaranteed delivery was made were not delivered by the applicable deadline, the Cash Election Consideration resulting from the automatic adjustment described in the Original Report is $14.93 in cash and 0.2584 of a share of CBOE Holdings Common Stock (as defined in the Original Report), not $14.99 in cash and 0.2577 of a share of CBOE Holdings Common Stock, as disclosed in the Original Report.

Item 2.01. Completion of Acquisition of Disposition of Assets.

On February 28, 2017, pursuant to the Agreement and Plan of Merger, dated as of September 25, 2016 (the “Merger Agreement”), by and among CBOE Holdings, Inc., a Delaware corporation (“CBOE Holdings”), Bats Global Markets, Inc., a Delaware corporation (“Bats”), CBOE Corporation, a Delaware corporation and a wholly-owned subsidiary of CBOE Holdings (“Merger Sub”), and CBOE V, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CBOE Holdings (“Merger LLC”), CBOE Holdings completed the merger (the “Merger”) of Merger Sub with and into Bats and the subsequent merger (the “Subsequent Merger”) of Bats with and into Merger LLC.  As a result of the Merger, Bats became a wholly-owned subsidiary of CBOE Holdings.

As a result of the Merger, each share of voting common stock of Bats, par value of $0.01 per share (“Bats Voting Common Stock”), and each share of non-voting common stock of Bats, par value of $0.01 per share (“Bats Non-Voting Common Stock” and, together with the Bats Voting Common Stock, “Bats Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by CBOE Holdings, Bats or any of their respective subsidiaries, shares held by any holder of Bats Common Stock who was entitled to demand and properly demanded appraisal of such shares under Delaware law and unvested restricted shares of Bats Common Stock granted under any Bats equity incentive plan (all such shares described in this parenthetical, “Excluded Shares”)) was converted into, at the election of the holder of such share, subject to proration and adjustment, either (i) 0.3201 of a share of common stock, par value of $0.01 per share, of CBOE Holdings (“CBOE Holdings Common Stock”) and $10.00 in cash (the “Mixed Consideration”), (ii) $14.93 in cash and 0.2584 of a share of CBOE Holdings Common Stock (the “Cash Election Consideration”) or (iii) 0.4452 of a share of CBOE Holdings Common Stock (the “Stock Election Consideration”). Pursuant to the terms of the Merger Agreement, the Cash Election Consideration and Stock Election Consideration payable in the Merger were calculated based on the volume-weighted average price (rounded to four decimal places) of shares of CBOE Holdings Common Stock on The Nasdaq Stock Market LLC for the period of ten consecutive trading days ended on February 24, 2017, which was $79.9289. The Cash Election Consideration and the Stock Election Consideration were subject to automatic adjustment, as described in the Merger Agreement and in the definitive joint proxy statement/prospectus dated December 9, 2016, filed by CBOE

Holdings with the U.S. Securities and Exchange Commission (the “SEC”) on December 12, 2016, as amended and supplemented from time to time (the “Prospectus”), to ensure that the total amount of cash paid and the total number of shares of CBOE Common Stock issued in the Merger were the same as what would have been paid and issued if all holders of Bats Common Stock received the Mixed Consideration at the Effective Time.

As previously announced, the deadline for Bats stockholders to have delivered their merger consideration elections in connection with the Merger was 5:00 p.m., New York City time, on February 24, 2017 (the “Election Deadline”).  Holders of shares of Bats Common Stock outstanding as of the Election Deadline (other than Excluded Shares) that did not make a valid election prior to the Election Deadline were deemed to have elected to receive the Mixed Consideration.  For payments to holders of Bats Common Stock (other than Excluded Shares) in connection with the Merger, CBOE Holdings deposited with Computer Share Trust Company, N.A., the exchange agent for the Merger, a total of approximately 30,586,695 shares of CBOE Holdings Common Stock and a total of approximately $955.6 million in cash to be issued and paid to Bats stockholders, in the aggregate.  No fractional shares of CBOE Holdings Common Stock were issued in the Merger.  Accordingly, Bats stockholders became entitled to receive cash in lieu of fractional shares, if any, of CBOE Holdings Common Stock.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding unexercised option to purchase Bats Common Stock granted under any Bats equity incentive plan, whether vested or unvested (“Bats Stock Options”), was converted into an option to purchase shares of CBOE Holdings Common Stock (“CBOE Holdings Stock Options”), with the same terms and conditions (including vesting schedule) as were applicable to such Bats Stock Option (but taking into account any changes, including any acceleration of vesting of such Bats Stock Option, occurring by reason of the transactions contemplated by the Merger Agreement). The number of shares of CBOE Holdings Common Stock subject to each such CBOE Holdings Stock Option is equal to the number of shares of Bats Common Stock subject to the corresponding Bats Stock Option immediately prior to the Effective Time multiplied by 0.4452, and the exercise price of such CBOE Holdings Stock Option is equal to the per share exercise price under the corresponding Bats Stock Option divided by 0.4452 (subject to rounding).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding unvested award of restricted Bats Common Stock granted under any Bats equity incentive plan (“Bats Restricted Shares”) was assumed by CBOE Holdings and was converted into an award of restricted shares of CBOE Holdings Common Stock (“CBOE Holdings Restricted Shares”), subject to the same terms and conditions (including vesting schedule) that applied to the applicable Bats Restricted Shares immediately prior to the Effective Time (but taking into account any changes, including any acceleration of vesting of such Bats Restricted Shares, occurring by reason provided for in the Merger Agreement). The number of shares of CBOE Holdings Common Stock subject to each such award of CBOE Holdings Restricted Shares is equal to the number of shares of Bats Common Stock subject to the corresponding Bats Restricted Share award multiplied by 0.4452 (subject to rounding).

The foregoing description of the Merger, the Subsequent Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement,

which CBOE Holdings filed with the SEC as Exhibit 2.1 to the Current Report on Form 8-K on September 28, 2016 and is incorporated herein by reference.

The Merger Agreement has been referenced in this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about CBOE Holdings, Bats, Merger Sub or Merger LLC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CBOE Holdings, Bats, Merger Sub or Merger LLC or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CBOE Holdings’ or Bats’ public disclosures.

The information set forth under Item 2.03 of this Current Report on Form 8-K incorporated herein by reference.  Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Bank of America, N.A. are parties to a commitment letter providing for a potential bridge loan facility to CBOE Holdings in connection with the Merger as previously disclosed in CBOE Holdings’ Current Report on Form 8-K filed with the SEC on September 28, 2016.  Also, MLPFS, Morgan Stanley MUFG Loan Partners, LLC, Citibank, N.A., JPMorgan Chase Bank, N.A., certain Term Lenders (as defined in this Current Report on Form 8-K) or certain of their respective affiliates (collectively, the “Permit Holders”) are trading permit holders and engage in trading activities on CBOE Holdings exchanges.  In addition, certain of the Permit Holders are clearing members of the Options Clearing Corporation, and, as such, these Permit Holders clear the market-maker sides of transactions at CBOE Holdings exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.

	By:	/s/ Alan J. Dean
Alan J. Dean
Executive Vice President, Chief Financial
Officer and Treasurer
Date: March 1, 2017